UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2018 (January 5, 2018)

RANGER ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Street, Suite 1000

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(713) 935-8900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The CSL Stockholders (as defined below) notified Ranger Energy Services, Inc. (the “Company”) that effective January 5, 2018 Vivek Raj is being replaced on the Board of Directors (the “Board”) of the Company by Gerald Cimador. This replacement is pursuant to the CSL Stockholders’ rights to designate nominees (each a “CSL Director”) to the Board under the Stockholders’ Agreement by and between the Company and Ranger Energy Holdings, LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC, Torrent Energy Holdings II, LLC, CSL Energy Opportunities Fund II, L.P. and CSL Energy Holdings II, LLC (collectively, the “CSL Stockholders”). Mr. Cimador will be a CSL Director with a one year term until he is either re-elected or his successor is elected and qualified. There are no transactions between the Company and Mr. Cimador that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Cimador is currently serving as the Chief Financial Officer of CSL Capital Management (“CSL”). From 1999 to 2008 Mr. Cimador was Controller of Moore Capital Management LP, a private investment management firm. Prior to that, from 1997 to 1999, Mr. Cimador served as Audit Manager for Ernst & Young LLP. Mr. Cimador started his career as an auditor for Goldstein Golub Kessler & Co. from 1994-1997. He has a BBA in Accounting from Hofstra University.

Because Mr. Cimador is an employee of CSL, he will not receive compensation for serving on the Board.

In connection with his appointment, the Company and Mr. Cimador entered into an indemnification agreement which requires the Company to indemnify him to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as a director, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1†	Indemnification Agreement, dated as of January 5, 2018, by and between the Company and Gerald Cimador.

†                 Compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGER ENERGY SERVICES, INC.

By:	/s/ Robert S. Shaw Jr.
Robert S. Shaw Jr.
Chief Financial Officer

Dated:  January 5, 2018

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